EXHIBIT 99.1

January 3, 2006

Board of Directors

AsiaInfo Holdings, Inc.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street

Haidian District, Beijing 100086

Dear Sirs,

I hereby submit my resignation as a Director of AsiaInfo Holdings, Inc., effective immediately. In addition, I resign as an officer of AsiaInfo Holdings, Inc., and its subsidiaries.

I wish you success in your future endeavors.

Best regards,

/s/ Yu Bing
Yu Bing